Exhibit 10.6

EXODUS COMMUNICATIONS, INC.

INTERNET DATA CENTER SERVICES AGREEMENT

THIS INTERNET DATA CENTER SERVICES AGREEMENT (this “Agreement”) is made effective as of the Submission Date (6- 30, 1998) indicated in the initial Internet Data Center Services Order Form accepted by Exodus, by and between Exodus Communications, Inc. (“Exodus”) and the customer identified below (“Customer”).

PARTIES:

CUSTOMER NAME:	BUY.COM INC.

ADDRESS:	21 BROOKLINE ALISO VIEJO, CA 92656

PHONE:	949-425-5200

FAX:	949-425-5257

EXODUS COMMUNICATIONS, INC.
2650 San Tomas Expressway
Santa Clara, CA 95051
Phone:	(408) 346-2200
Fax:	(408) 346-2206

1.	INTERNET DATA CENTER SERVICES.

Subject to the terms and conditions of this Agreement, during the term of this Agreement, Exodus will provide to Customer the services described in the Internet Data Center Services Order Form(s) (“IDC Services Order Form(s)”) accepted by Exodus, or substantially similar services if such substantially similar services would provide Customer with substantially similar benefits (“Internet Data Center Services”). All IDC Services Order Forms accepted by Exodus are incorporated herein by this reference, each as of the Submission Date indicated in such form.

2.	FEES AND BILLING.

2.1 Fees. Customer will pay all fees due according to the IDC Services Order Form(s).

2.2 Billing Commencement. Billing for Internet Data Center Services, other than Setup Fees, indicated in the initial IDC Services Order Form shall commence on the earlier to occur of (i) the “Installation Date” indicated in the initial IDC Services Order Form, regardless of whether Customer has commenced use of the Internet Data Center Services, unless Customer is unable to install the Customer Equipment and/or use the Internet Data Center Services by the Installation Date due to the fault of Exodus, then billing will not begin until the date Exodus has remedied such fault and (ii) the date the “Customer Equipment” (Customer’s computer hardware and other tangible equipment, as identified in the Customer Equipment List which is incorporated herein by this reference) is placed by Customer in the “Customer Area” (the portion(s) of the Internet Data Centers, as defined in Section 3.1 below, made available to Customer hereunder for the placement of Customer Equipment) and is operational All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form. In the event that Customer orders additional Internet Data Center Services, billing for such services shall commence on the date Exodus first provides such additional Internet Data Center Services to Customer or as otherwise agreed to by Customer and Exodus.

2.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of each Exodus invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 ½%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Exodus determines that Customer is not creditworthy or is otherwise not financially secure, Exodus may, upon written notice to Customer, modify the payment terms to require full payment before the provision of Internet Data Center Services or other assurances to secure Customer’s payment obligations hereunder.

2.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus’ net income.

3.	CUSTOMER’S OBLIGATIONS.

3.1 Compliance with Law and Rules and Regulations. Customer agrees that Customer will comply at all times with all applicable laws and regulations and Exodus’ general rules and regulations relating to its provision of Internet Data Center Services, as updated by Exodus from time to time (“Rules and Regulations”). Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through its sites containing the Customer Area and equipment and facilities used by Exodus to provide Internet Data Center Services (“Internet Data Centers”), and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

3.2 Customer’s Costs. Customer agrees that it will be solely responsible, and at Exodus’s request will reimburse Exodus, for all costs and expenses (other than those included as part of the Internet Data Center Services and except as otherwise expressly provided herein) it incurs in connection with this agreement.

3.3 Access and Security. Customer will be fully responsible for any charges, costs, expenses (other than those included in the Internet Data Center Services) and third party claims that may result from its use of, or access to, the Internet Data Centers and/or the Customer Area including but not limited to any unauthorized use of any access devices provided by Exodus hereunder. Except with the advanced written consent of Exodus, Customer’s access to the Internet Data Centers will be limited solely to the individuals identified and authorized by Customer to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, as identified in the Customer Registration Form, as amended from time to time, which is hereby incorporated by this reference (“Representatives”).

3.4 [***]

3.5 Insurance.

(a) Minimum Levels. Customer will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than [***] per occurrence for bodily injury and property damage; (ii) employer’s liability insurance in an amount not less than [***] per occurrence; and (iii) workers’ compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Customer’s and its agents’ industries.

(b) Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish Exodus with certificates of insurance which evidence the minimum levels of insurance set forth above.

(c) Naming Exodus as an Additional Insured. Customer agrees that prior to the installation of any Customer Equipment, Customer will cause its insurance provider(s) to name Exodus as an additional insured and notify Exodus in writing of the effective date thereof.

4.	CONFIDENTIAL INFORMATION.

4.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party’s business, plans, customers, technology and products, including the terms and conditions of this Agreement (“Confidential Information”). Confidential Information will include, but not be limited to, each party’s proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party’s attorneys, accountants and other advisors as reasonably necessary), any of the other party’s Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

4.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known, (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5.	REPRESENTATIONS AND WARRANTIES.

5.1 Warranties by Customer.

(a) Customer Equipment. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. Customer further represents and warrants that its placement, arrangement and use of the Customer Equipment in the Internet Data Centers complies with the Customer Equipment Manufacturer’s environmental and other specifications.

(b) Customer’s Business. Customer represents and warrants that Customer’s services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer’s and its permitted customers’ and users’ use of the Internet Data Center Services (collectively, “Customer’s Business”) does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation.

(c) Rules and Regulations. Customer has read the Rules and Regulations and represents and warrants that Customer and Customer’s Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d) Breach of Warranties. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Exodus will have the right immediately, in Exodus’ sole discretion, to suspend any related Internet Data Center Services if deemed reasonably necessary by Exodus to prevent any harm to Exodus and its business.

5.2 Warranties and Disclaimers by Exodus.

5.2(a) Service Level Warranty. [***]

(b) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (a) ABOVE, THE INTERNET DATA CENTER SERVICES ARE PROVIDED ON AN “AS IS” BASIS, AND CUSTOMER’S USE OF THE INTERNET DATA CENTER SERVICES IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE.

(c) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM EXODUS” INTERNET DATA CENTERS AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH EXODUS’ CUSTOMERS’ CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6.	LIMITATIONS OF LIABILITY.

6.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSONS VISITING THE INTERNET DATA CENTERS DOES SO AT ITS OWN RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN EXODUS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

6.2 Damage to Customer Equipment or Business. [***]

6.3 Exclusions. [***]

6.4 Maximum Liability. [***]

6.5 Customer’s Insurance. Customer agrees that it will not pursue any claims against Exodus for any liability Exodus may have under or relating to this Agreement until Customer first makes claims against Customer’s insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

6.6 Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7.	INDEMNIFICATION.

7.1 Exodus’ Indemnification of Customer. Exodus will indemnify, defend and hold Customer harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys’ fees) (collectively, “Losses”) resulting from any claim, suit, action, or proceeding (each, an “Action”) brought against Customer alleging (i) the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of Internet Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer’s Business or Customer Equipment) and (ii) personal injury to Customer’s Representatives from Exodus’s gross negligence or willful misconduct.

7.2 Customer’s Indemnification of Exodus. Customer will indemnify, defend and hold Exodus, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought by or against Exodus, its affiliates or customers alleging: (a) with respect to the Customer’s Business: (i) infringement or misappropriation of any intellectual property rights; (ii) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (iii) spamming or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; (b) any damage or destruction to the Customer Area, the Internet Data Centers or the equipment of Exodus or any other customer by Customer or Representative(s) or Customer’s designers; or (e) any other damage arising from the Customer Equipment or Customer’s Business.

7.3 Notice. Each party will provide the other party prompt written notice upon of the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

8.	TERM AND TERMINATION.

8.1 Term. This Agreement will be effective for a period of one (1) year from the Installation Date, unless earlier terminated according to the provisions of this Section 8. The Agreement will automatically renew for additional terms of one (1) year each.

8.2 Termination.

(a) For Convenience.

(i) By Customer During First Thirty Days. Customer may terminate this Agreement for convenience by providing written notice to Exodus at any time during the thirty (30) day period beginning on the Installation Date.

(ii) By Either Party. Either party may terminate this Agreement for convenience at any time effective after the first (1st) anniversary of the Installation Date by providing ninety (90) days’ prior written notice to the other party at any time thereafter.

(b) For Cause. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition to bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed within sixty (60) days of filing.

8.3 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

8.4 Effect of Termination. Upon the effective date of expiration or termination of this Agreement: (a) Exodus will immediately cease providing the Internet Data Center Services; (b) any and all payment obligations of Customer under this Agreement will become due immediately; (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and (d) Customer will remove from the Internet Data Centers all Customer Equipment and any of its other property within the Internet Data Centers within five (5) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner.

8.5 Customer Equipment or Security. In the event that Customer fails to pay Exodus all amounts owed Exodus under this Agreement when due, Customer agrees that upon written notice, Exodus may take possession of any Customer Equipment and store it, at Customer’s expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages.

8.6 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 2, 3, 4, 5, 6, 7, 8 and 9.

9.	MISCELLANEOUS PROVISIONS.

9.1 Force Majeure. Except for the obligations to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party; (a) gives the other party prompt notice of such cause and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

9.2 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Space and use the Internet Data Centers and any equipment provided by Exodus in accordance with this Agreement, (ii) Customer has not been granted any real property interest in the Customer Space or Internet Data Centers, and (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations or ordinances. For good cause, including the exercise of any rights under Section 8.5 above, Exodus may suspend the right of any Representative or other person to visit the Internet Data Centers.

9.3 Marketing. Customer agrees that Exodus may refer to Customer by trade name and trademark and may briefly describe Customer’s Business, in Exodus’ marketing materials and web site. Customer hereby grants Exodus a license to use any Customer trade names and trademarks solely in connection with the rights granted to Exodus pursuant to this Section 9.3.

9.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any boundary or organization of nations within whose jurisdiction Customer operates or does business.

9.5 Non-Solicitation. During the period beginning on the Installation Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Customer agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Exodus during such period.

9.6 Governing Law; Dispute Resolution, Severability, Waiver. This Agreement is made under and will be governed by and construed in to accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

excluding from application to this Agreement that law known as the United Nations Conventions on the International Sale of Goods. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pro-judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitrations will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society (“JAMS”). The parties will request that JAMS appoint a single arbitrator possessing knowledge of online services agreements; however the arbitration will proceed even if such a person is unavailable. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default and will not act to amend or negate the rights of the waiving party.

9.7 Assignment Notices. Customer may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Exodus, except that Customer may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Exodus may assign this Agreement in whole or part. This Agreement will bind and insure to the benefit of each party’s successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

9.8 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent, except as otherwise expressly provided herein.

9.9 Entire Agreement: Counterparts. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Customer’s and Exodus’ authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

CUSTOMER		EXODUS COMMUNICATIONS, INC.

Signature:	/s/ Robb Brock	Signature:	/s/ Sue Irvine

Print Name:	Robb Brock	Print Name:	Sue Irvine

Title:	VP Information Services	Title:	Contracts Mgr.

Order Form

Customer				Bill To

	Buy.Com			Buy.Com
	BUY001			85 Enterprise
Suite 100
ALISO VIEJO, CA 92658
USA

Quote Date:	May 19, 2004	Revision:	1	IDC:	IRVINE	Payment Terms: Net 30
Form #:	1-1O2OER	Through:	5/18/2004	Sales Person:	Dan Corona	Kimberly Fox
Valid From:	3/5/2004			Order Status:	Final
Partner

Purchase Order No. No PO Required

	Requested Service Date:		06/04/2004	Initial Term:	12 Months

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[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Order Form Terms and Conditions:

(1)	Customer hereby orders and SAVVIS, Inc. (“SAVVIS”) hereby agrees to provide the services, hardware and/or software described in this Order Form (collectively, “the Services”).

(2)	THE SERVICES ARE PROVIDED PURSUANT TO THE TERMS AND CONDITIONS OF THIS ORDER FORM AND THE TERMS AND CONDITIONS OF THE FOLLOWING SAVVIS DOCUMENTS:

a)	Service Addenda, including Specification Sheet(s) and/or Statement(s) of Work assigned by Customer and SAVVIS.

b)	The appropriate services agreement between Customer and SAVVIS whether it be a Master Services Agreement, Internet Data Center Services Agreement, Global Services Agreement, End User Agreement and/or Professional Services Agreement.

(3)	The Customer representative signing below hereby acknowledges and agrees that in the event that Customer does not issue a purchase order prior to the requested service date, this Order Form shall serve as Customer’s purchase order. Customer further acknowledges that any additional or conflicting terms and conditions contained in Customer’s purchase order shall not be applicable to the services to be provided hereunder, even if SAVVIS uses such purchase order for invoicing purposes.

(4)	Customer will not be bound by this Order Form until it has been signed by an authorized representative of Customer. Acceptance of the Order Form is subject to SAVVIS credit approval.

(5)	In the event that the conditions required to achieve an Installation Date for the Services (i) have not occurred within ninety (90) days of Customer’s signature of this Order Form; (ii) SAVVIS has not caused a material delay in the installation process; and (iii) the parties have not agreed in writing otherwise, then SAVVIS has the right to charge Customer a fee equivalent to one (1) month recurring charges as set forth in this Order Form (or ten percent (10%) of the aggregate annualized value of the Order Form in the event a material portion of the Services do not contain monthly recurring charges) in accordance with billing procedures in the applicable services agreement. This charge represents a reasonable approximation of SAVVIS’ sales, operational and administrative expenses and costs associated with provisioning the Services to the Customer prior to the Installation Date.

(6)	The Customer representative signing below hereby acknowledges and agrees that (a) Customer shall have ten (10) business days from the date that Customer verbally accepts the newly installed services to return to SAVVIS an executed Customer Acceptance Form (“CAF”) confirming acceptance or delivery of the services on the CAF (“the CAF Services”); (b) in the event Customer does not return the CAF to SAVVIS in accordance with this paragraph, a SAVVIS customer representative will speak with Customer in an attempt to resolve outstanding issues relating to the acceptance of the CAF Services; (c) if Customer fails to submit an executed CAF within five (5) days after speaking with the SAVVIS customer representative regarding any uninstalled CAF Services, SAVVIS may terminate the CAF Services; and (d) in the event SAVVIS terminates the CAF Services due to Customer’s failure to accept the services in writing, Customer will be charged and Customer agrees to pay, for any and all setup fees, de-installation fees or charges for the services terminated in accordance with this paragraph.

(7)

THERE ARE IMPORTANT TERMS AND CONDITIONS, WARRANTY DISCLAIMERS, LIABILITY LIMITATIONS AND SERVICE DESCRIPTIONS CONTAINED IN THE APPLICABLE SERVICES AGREEMENT AND SERVICE ADDENDA (INCLUDING SPECIFICATION SHEETS AND/OR STATEMENTS OF WORK). DO NOT SIGN THIS ORDER FORM BEFORE YOU HAVE READ ALL THE TERMS OF THE APPLICABLE SERVICES AGREEMENT AND SERVICE ADDENDA (INCLUDING SPECIFICATION SHEETS AND/OR STATEMENTS OF WORK) THAT PERTAIN TO THIS ORDER. YOUR SIGNATURE BELOW INDICATES THAT YOU HAVE READ THE TERMS OF THIS ORDER FORM AND THE ADDITIONAL TERMS IN THE APPLICABLE

SERVICES AGREEMENT AND SERVICE ADDENDA (INCLUDING SPECIFICATION SHEETS AND/OR STATEMENTS OF WORK), AND AGREE TO BE BOUND BY THEM.

CUSTOMER		SAVVIS, Inc.

Signature:	/s/ Roger Andelin	Signature:	/s/ James Mori

Print Name:	Roger Andelin	Print Name:	James Mori

Title:	CIO	Title:	EVP General Manager Americas

Date:	5/21/04	Date:	1/24/05

SAVVIS, INC.

MASTER SERVICES AGREEMENT

ORDER FORM AMENDMENT

This amendment (the “Amendment”) to the SAVVIS, Inc. Master Services Agreement Order Form number 1-1020ER shall amend this Order Form and shall be executed by the parties at the same time as the Order Form and shall be effective on the same date as the Order Form. This Amendment is provided here solely because the language stated on the Order Form is hard coded into the Siebel software and has character limits on language that can be added to it, which prevents the detail provided below being added directly on to the Order Form document.

Section (5) of the Order Form Terms and Conditions shall be deleted.

For purposes of clarity, the reference in Section 2(b) to “The appropriate services agreement between Customer and SAVVIS” refers to that certain “Exodus Communications, Inc. Internet Data Center Services Agreement” between the parties and dated June 30, 1998.

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In the event of inconsistencies between the Agreement, the Order Form and this Amendment, the terms and conditions of this Amendment shall be controlling. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Agreement and the Order Form shall remain in effect and shall apply fully as described and set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by causing their duly authorized representatives to sign below as of the day and year first above written.

SAVVIS, Inc.		Customer:

Signature:	/s/ Roger Andelin	Signature:	/s/ James Mori

Print Name:	Roger Andelin	Print Name:	James Mori

Title:	CIO	Title:	EVG General Manager America

Master Services Agreement Order Form Amendment

Confidential and Proprietary

Buy.com Final

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.